                                                                    EXHIBIT 10.4

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                AMENDMENT FIVE TO
                              DEVELOPMENT AGREEMENT

         This Amendment Five made as of 13 May 2001 ("Effective Date") between SRI International, a California, non-profit and public benefit corporation, having a place of business located at 333 Ravenswood Avenue, Menlo Park, CA 94025 (hereinafter "SRI") and Lipid Sciences Incorporated, an Arizona corporation, having a place of business located at 7068 Koll Center Parkway, Suite 401, Pleasanton, CA 94566 (hereinafter "LSI").

         WHEREAS, SRI and LSI have entered into a development agreement having an effective date of October 6, 2000 and an Amendment One thereto dated March 8, 2001 and Amendment Two dated March 28, 2001; Amendment Three dated May 12, 2001 and Amendment Four dated May 13, 2001 (hereinafter individually and collectively "Development Agreement") and which the parties hereby amend; and

         WHEREAS, the parties intend that this Amendment Five provides for the amendment of Amendment Three to reflect that LSI and SRI will compile and agree to 90 day work plans identifying issues to be addressed and deliverables to be met within the 90 day window and serve as the basis for work on the project subject to the terms and conditions contained in the Development Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, SRI and LSI agree as follows:

1. For consistency and unless otherwise defined herein all initially capitalized terms shall have the meaning set forth in the Development Agreement.

2. Paragraph 11 of Amendment Three is revised to reflect the following understanding between the parties: the parties agree that going forward from the Effective Date hereof the parties shall mutually agree in writing to consecutive ninety (90) day program plans for the milestones stated in Appendix A of Amendment 3 of this Agreement. Each ninety-day plan shall be proposed and agreed upon prior to proceeding to the start of the next 90-day period. Each plan shall identify the issues to be addressed and the party responsible for addressing the issues as well as deliverables associated therewith. Marc Bellotti, V.P. of Product Development for LSI and * are each hereby authorized to act on behalf of LSI and SRI, respectively in all technical matters relating to the development of the consecutive ninety (90) day plans. The parties agree that the milestones listed in Exhibit A of this Agreement remain as is and the dates in the project development plan of June 1, 2001 shall not apply to this Agreement since the concurrent ninety day plans that are to be determined will replace them.

3. Unless expressly amended by this Amendment Five, all other terms and conditions of the Development Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date last subscribed below.


SRI:                                 LSI:
SRI International                    Lipid Sciences, Incorporated
By: /s/ V. Rene Harmount             By:  /s/ Phil Radlick
    --------------------------            ---------------------------
    V. Rene Harmount                      Phil Radlick, Ph.D.
    Group Manager, Contracts              President & Chief Executive Officer


                                       2